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                       WILSON SONSINI GOODRICH & ROSATI
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
              Telephone  415-493-9300     Facsimile  415-493-6811

                                                                     EXHIBIT 5.1

                               December 9, 1996

MagiNet Corporation
405 Tasman Drive
Sunnyvale, CA 94089

     Re:  Registration Statement of Form S-1

Ladies and Gentlemen:

     We have examined Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-12185) to be filed by you with the Securities and Exchange Commission on December 9, 1996 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 6,325,000 shares (including the underwriters' over-allotment option) of Common Stock of Maginet Corporation (the "Shares). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken in connection with the sale and issuance of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares, when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendment thereto.

                                  Very truly yours

                                  WILSON SONSINI GOODRICH & ROSATI

                                  /s/ Wilson Sonsini Goodrich & Rosati
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